Exhibit 4.5


                             CERTIFICATE OF TRUST

                                      OF

                          BANKBOSTON CAPITAL TRUST V


          This Certificate of Trust is being executed as of February 26, 1998 for the  purposes of  organizing a  business trust  pursuant to  the Delaware

Business Trust Act, 12 Del. C. Section Section 3801 et seq. (the "Act").
                       ---- --                      -- ---

          The undersigned hereby certify as follows:

          1.  Name.  The name of the business trust is "BankBoston Capital
              ----

Trust V" (the "Trust").

          2.  Delaware Trustee.  The name and business address of the
              ----------------

Delaware resident  trustee of the  Trust meeting the requirements  of Section

3807 of the Act are as follows:

          The Bank of New York (Delaware)
          23 White Clay Center, Route 273
          Newark, Delaware 19711

          3.  Effective.  This Certificate of Trust shall be effective
              ---------

immediately upon  filing in the Office of the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF,  the undersigned, being all of  the trustees of the  Trust, have duly  executed this Certificate  of Trust as of  the day and year first above written.


                              THE BANK OF NEW YORK
                              (DELAWARE),
                              as Delaware Trustee

                              By: /s/ Mary Jane Morrissey
                                 -----------------------------
                                 Mary Jane Morrissey
                                 Authorized Signatory


                              ADMINISTRATIVE TRUSTEE

                              By: /s/ Robert T. Jefferson
                                 -----------------------------
                                 Robert T. Jefferson


                              ADMINISTRATIVE TRUSTEE

                              By: /s/ Craig V. Starble
                                 -----------------------------
                                 Craig V. Starble

                              ADMINISTRATIVE TRUSTEE


                              By: /s/ Kathleen M. McGillycuddy
                                 -----------------------------
                                 Kathleen M. McGillycuddy



                              BANKBOSTON CORPORATION
                              as Sponsor

                              By: /s/ Kathleen M. McGillycuddy
                                 -----------------------------
                                 Kathleen M. McGillycuddy
                                 Executive Director,
                                 Global Treasury